SPHINX OPPORTUNITY FUND II N-2/A

Exhibit 99.(h)(2)

BROKER-DEALER

SELLING AGREEMENT

THIS BROKER-DEALER SELLING AGREEMENT (“Agreement”) made and entered into between ALPS Distributors, Inc. (“Distributor”), a Colorado corporation having its principal place of business at 1290 Broadway, Suite 1000, Denver, Colorado 80203, and ___________________________________, a _________________________ having its principal place of business at ________________________________________________________ (hereinafter “Broker-Dealer”).

WHEREAS, Broker-Dealer desires to enter into this Agreement with the Distributor to sell shares of the fund(s) (each individually a “Fund” and collectively “Funds”) offered by Sphinx Opportunity Fund II (“Companies”), a registered closed-end investment management company operated as an interval fund, and Broker-Dealer will provide distribution-related, continuing personal services to shareholders and/or administration of shareholder accounts with respect to the Fund(s) currently offered by the Companies. The Distributor is the principal underwriter of, and agent for, the Companies.

WHEREAS, Broker-Dealer understands that pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”), the closed-end interval Fund(s) offered and such other closed-end interval fund(s) subsequently established by the Companies and distributed by the Distributor as set forth in the Agreement Fee Schedule may have adopted Distribution and/or Shareholder Servicing Plans (each individually a “Plan” and collectively “Plans”) to enable payments to certain entities for shareholder servicing.

WHEREAS, the term “Prospectus” means the prospectus and, unless the context otherwise requires, the related statement of additional information (“SAI”) incorporated therein by reference, as the same are amended and supplemented (“Supplements”) from time to time by the Fund(s).

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties agree as follows:

1.	Purchases of Company Shares for Sale to Customers.

(a)	Broker-Dealer is hereby appointed as a non-exclusive agent of the Companies during the term herein specified for the purpose of providing shareholder services to investors acquiring Companies’ shares as described herein. Subject to the performance by the Distributor of its obligations to be performed hereunder and to the completeness and accuracy in all material respects of all the representations and warranties of the Distributor contained herein, Broker-Dealer hereby accepts such agency and agrees on the terms and conditions set forth herein and in each Fund’s then-current Prospectus to use reasonable efforts during the term hereof to provide ongoing services to shareholders for the duration of their investments. It is understood that the Broker-Dealer has no commitment with regard to the sale of the Companies’ shares other than to use reasonable efforts and shall not prevent Broker-Dealer from acting as an agent or underwriter for the securities of other issuers that may be offered or sold during the term hereof. Broker-Dealer’s agency relationship with the Distributor hereunder shall continue until the termination of this Agreement. Any sales of a Fund’s shares made prior to the date hereof by Broker-Dealer shall be deemed made pursuant to this Agreement.

(b)	In offering and selling Companies’ shares to Broker-Dealer’s customers, Broker-Dealer agrees to act as dealer for Broker-Dealer’s own account and in no transaction shall the Broker-Dealer have any authority to act or hold itself out as agent for the Distributor or the Companies, except for the limited purposes set forth under this Agreement. The Distributor acknowledges that customers of Broker-Dealer who purchase Fund shares are the Broker-Dealer’s customers. Broker-Dealer shall be responsible for opening, approving, and monitoring customer accounts and for the review and supervision of these accounts, all in accordance with the rules of the Securities and Exchange Commission (“SEC”) and Financial Industry Regulatory Authority (“FINRA”).

(c)	Broker-Dealer agrees to offer and sell each Fund’s shares to Broker-Dealer’s customers only at the applicable public offering price and in accordance with all applicable repurchase offers issued by the Fund, giving effect to any cumulative or quantity discounts or other purchase programs, plans, or services described in the then-current Prospectus, to the extent applicable.. Broker-Dealer agrees to deliver, or cause to be delivered, to each customer, at or prior to the time of any purchase of shares, a copy of the then current Prospectus (including any Supplements thereto), and to each customer who so requests, a copy of the then-current SAI (including any Supplements thereto).

(d)	Broker-Dealer agrees to purchase Fund’s shares from the Distributor or from Broker-Dealer’s customers. If Broker-Dealer purchases from the Distributor, Broker-Dealer agrees that all such purchases shall be made only: (a) to cover orders already received by Broker-Dealer from its customers; (b) for shares being acquired by Broker-Dealer’s customers pursuant to either the exchange privilege or the reinvestment privilege, as described in the then-current Prospectus of a Fund; (c) for Broker-Dealer’s own bona fide investment; or (d) for investments by any Internal Revenue Service (“IRS”) qualified plan or other trust established for the benefit of Broker-Dealer’s employees or for investments in Individual Retirement Accounts established by Broker-Dealer’s employees, and if Broker-Dealer so advises the Distributor in writing prior to any sale of shares pursuant to this subparagraph (d), Broker-Dealer agrees to waive all Broker-Dealer concessions, if any, to all sales of shares. If Broker-Dealer purchases shares from Broker-Dealer’s customers, Broker-Dealer agrees not to purchase shares from Broker-Dealer’s customers at a price lower than the applicable redemption price, determined in the manner described in the then-current Prospectus. Broker-Dealer shall not withhold placing customers’ orders for shares so as to profit the Broker-Dealer as a result of such withholding (e.g., to include, but not limited to, a change in a Fund’s net asset value from that used in determining the offering price or repurchase offer price to Broker-Dealer’s customers).

(e)	The Distributor will accept Broker-Dealer’s purchase orders only at the public offering price applicable to each order, as determined in accordance with the then-current Prospectus. The Distributor will not accept from Broker-Dealer a conditional order. Broker-Dealer acknowledges that the Fund will adopt fundamental policies (which may not be changed without shareholder approval) to make periodic offers to purchase shares (“repurchase offers”) in accordance with Rule 23c-3 under the 1940 Act and as described in the Fund’s then current Prospectus. Repurchases of shares of the Fund will be made at the net asset value of such shares in accordance with the applicable repurchase offer and then current Prospectus, less any applicable charges and expenses for which the Fund has determined to charge shareholders as permitted by Rule 23c-3 of the 1940 Act. Broker-Dealer agrees to transmit to its customers any repurchase offer notification received from Distributor within the time period specified in the applicable Prospectus and in such notification, and to use its reasonable best efforts to transmit repurchase requests from its customers to the Fund or its transfer agent or other designee by the applicable repurchase request deadline as specified in the applicable Prospectus and such repurchase offer notification.

(f)	All orders are subject to acceptance or rejection by the Distributor in its sole discretion. The Distributor reserves the right, at its discretion and without notice to the Broker-Dealer, to suspend sales or to withdraw the offering of a Fund’s shares, in whole or in part, or to make a limited offering of any Fund’s shares. The minimum and maximum dollar amounts for purchase of a Fund’s shares for any shareholder shall be the applicable minimum or maximum amount described in such Fund’s then-current Prospectus and no order for less or more than, as the case may be, such amount will be accepted hereunder.

(g)	Broker-Dealer acknowledges and agrees that: (i) shares of the Fund will not be repurchased by the Fund (other than in accordance with Rule 23c-3 of the 1940 Act); (ii) no secondary market for the shares of the Fund exists currently or is anticipated to develop; therefore, the shares of the Fund have very limited liquidity; (iii) in the event one or more of Broker-Dealer’s customers cancel their order for shares of the Fund after confirmation, such shares may not be repurchased, remarketed or otherwise disposed of by or through Distributor; and (iv) any representations regarding a repurchase offer or other tender offer by the Fund, other than that which is specifically set forth in the Fund’s then-current Prospectus or repurchase offer notification issued by the Fund is prohibited.

(h)	In connection with Broker-Dealer’s recommendations to its customers regarding investment in a Fund, Broker-Dealer agrees to make appropriate disclosures to such customers regarding the risks associated with investing in the Fund, including, but not limited to: (i) shares of the Fund will not be listed on a public exchange; (ii) no secondary market is expected to develop for the Fund’s shares; (iii) liquidity for the Fund’s shares will be provided only through quarterly repurchase offers; (iv) there is no guarantee that an investor will be able to sell all the shares that the investor desires to sell in the repurchase offer; (v) an investor should consider an investment in the Fund to be of limited liquidity; (vi) investing in the Fund’s shares may be speculative and involves a high degree of risk; and (vii) an investor should carefully read the Fund’s Prospectus prior to investing in the Fund, including the risks associated with leverage.

(i)	The transmission of orders will be governed by instructions that the Distributor will periodically issue to Broker-Dealer. Broker-Dealer must pay for Fund’s shares in ‘Federal Funds,’ and the Distributor must receive Broker-Dealer’s payment on or before the settlement date established in accordance with Rule 15c6-1 under the Securities Exchange Act of 1934, as amended. If the Distributor does not receive Broker-Dealer’s payment on or before such settlement date, the Distributor may, without notice, cancel the sale. The Distributor will hold Broker-Dealer responsible for any loss suffered by the Distributor or the issuing Fund as a result of Broker-Dealer’s failure to make payment as required.

(j)	Broker-Dealer agrees to use the account application provided with the Prospectus as the means of placing a customer’s order except for accounts opened or maintained pursuant to the networking system of the National Securities Clearing Corporation (“NSCC”), to the extent applicable. The account application will be reviewed by the Distributor or the Companies to determine that all information necessary to issue a Fund’s shares has been entered. Broker-Dealer hereby certifies that all of Broker-Dealer’s customers taxpayer identification numbers (“TIN”) or social security numbers (“SSN”) furnished to the Distributor or the Companies by Broker-Dealer are correct and that the Distributor or the applicable Company will not open an account without Broker-Dealer providing the Companies’ transfer agent (“Transfer Agent”) with the customer’s TIN or SSN.

(k)	Broker-Dealer will comply with all applicable Federal and state laws and with the rules and regulations of applicable regulatory agencies thereunder. Broker-Dealer will not offer shares of any Fund for sale unless such shares are duly registered under all the applicable securities laws, rules and regulations.

(l)	Any transaction in shares of a Fund shall be effected and evidenced by book-entry on the records maintained by the Transfer Agent. A confirmation statement evidencing transactions in a Fund’s shares will be transmitted to Broker-Dealer by the Transfer Agent.

2.	Account Options.

(a)	Broker-Dealer may appoint the Transfer Agent as Broker-Dealer’s agent to execute customers’ transactions in a Fund’s shares in accordance with the terms and provisions of any account, program, plan, or service established or used by Broker-Dealer’s customers and to confirm each such transaction to Broker-Dealer’s customers on Broker-Dealer’s behalf, and at the time of the transaction, Broker-Dealer guarantees the legal capacity of its customers so transacting in such Fund shares and any co-owners of such Fund shares.

(b)	Unless otherwise instructed by the Distributor or the Transfer Agent, Broker-Dealer may instruct the Transfer Agent to register shares purchased in Broker-Dealer’s name and account as nominee for Broker-Dealer’s customers, in which event all Prospectuses, proxy statements, periodic reports, and other printed material will be sent to Broker-Dealer, and all confirmations and other communications to shareholders, including, but not limited to, repurchase offer notifications, will be transmitted to Broker-Dealer. Broker-Dealer shall be responsible for forwarding such printed material, confirmations, notifications and communications, or the information contained therein, to all customers for whom Broker-Dealer holds such shares as nominee. However, the Transfer Agent or the applicable Company shall be responsible for the reasonable costs associated with Broker-Dealer forwarding such printed material, confirmations, notifications and communications and shall reimburse Broker-Dealer in full for such costs. Broker-Dealer shall also be responsible for complying with all reporting and tax withholding requirements with respect to the customers for whose account Broker-Dealer is holding such shares. With respect to customers not held in Broker-Dealer’s name and account as nominee, Broker-Dealer shall provide the Distributor with all information (including, without limitation, certification of TINs and/or SSNs and back-up withholding instructions) necessary or appropriate for the Distributor to comply with any legal and regulatory reporting requirements.

(c)	To the extent applicable, accounts opened or maintained pursuant to the networking system of NSCC will be governed by applicable NSCC rules and procedures, and any agreement or other arrangement with the Distributor relating to networking.

3.	Broker-Dealer Compensation.

(a)	Broker-Dealer concession, if any, on Broker-Dealer’s sales of shares of a Fund will be offered as described in the then-current Prospectus or in the applicable schedule of concessions issued by the Distributor and in effect at the time of sale to Broker-Dealer. Upon written notice to Broker-Dealer, the Distributor, or a Fund, may change or discontinue any schedule of concessions, or issue a new schedule. Broker-Dealer may be deemed to be an underwriter in connection with sales by Broker-Dealer of shares of a Fund where Broker-Dealer receives all or substantially all of the sales charge as set forth in the then-current Prospectus and, therefore, Broker-Dealer may be subject to applicable provisions of the Securities Act of 1933, as amended. Compensation paid, if any, pursuant to a Plan is described in Agreement Fee Schedule (“Fee Schedule”) attached hereto and in such Fund’s then-current Prospectus.

(b)	The Distributor is entitled to, if any, a contingent deferred sales charge (“CDSC”) on redemptions of certain shares of a Fund redeemed during the time period specified in the then-current Prospectus, subject to the purchase dollar amount threshold and other conditions described in the then-current Prospectus.

(c)	In the case of a Fund or class which has adopted a Plan, the Distributor may elect from time to time to make payments to Broker-Dealer as provided under such Plan for such services, and without limitation, some or all of the following: (i) answering inquiries regarding a Fund, processing purchases and redemption transactions, assistance in changing account designation and addresses; providing periodic statements, personal services to investors, and/or other services related to the maintenance of shareholder records; and (ii) services that the Distributor reasonably may request, to the extent permitted by applicable statute, rule, or regulation to provide administrative, distribution-related, or marketing services in the promotion of a Fund’s shares. Any such payments shall be made in the amount and manner set forth in the applicable Fee Schedule or in the then-current Prospectus. The Fee Schedule may be discontinued or changed by the Distributor from time to time and shall be in effect with respect to a Fund which has a Plan and so long as such Fund(s)’ Plan remains in effect. Notwithstanding the foregoing, Broker-Dealer acknowledges that any compensation to be paid to the Broker-Dealer by the Distributor is paid from proceeds paid to the Distributor by a Fund pursuant to its Plan, and to the extent the Distributor does not receive such proceeds, for any reason, the amounts payable to Broker-Dealer will be reduced accordingly. In the case of a Fund or class thereof that has no currently effective Plan, the Distributor or applicable Company may, to the extent permitted by applicable law, elect to make payments to Broker-Dealer from either’s own resources.

(d)	Broker-Dealer shall furnish to the Distributor or the Companies, on behalf of a Fund, such information in writing as shall reasonably be requested by the Companies’ Boards of Directors/Trustees (“Companies’ Board”) with respect to the fees paid to Broker-Dealer pursuant to this Agreement.

(e)	In the event that Rule 2341 of FINRA’s Conduct Rules precludes a Fund or class thereof from imposing, or the Distributor from receiving, a sales charge (as defined in Rule 2341) or any portion thereof, Broker-Dealer shall not be entitled to any payments from the Distributor hereunder from the date that a Fund or class thereof discontinues or is required to discontinue imposition of some or all of its sales charges. If a Fund or class thereof resumes imposition of some or all of its sales charge, Broker-Dealer will be entitled to payments hereunder or as modified by the Distributor, if applicable.

(f)	The Distributor may discontinue paying compensation to Broker-Dealer if, at any time, (i) Broker-Dealer is not appropriately registered in all capacities necessary to receive such compensation or (ii) Broker-Dealer breaches any representation, warranty or covenant contained in this Agreement, as determined by the Distributor in its sole discretion. Notwithstanding the foregoing, Broker-Dealer shall not be entitled to any compensation in respect of a sale to any investor if the Distributor determines that another authorized selling agent of the Distributor is primarily responsible for or should otherwise be credited with such sale. In making this determination, the Distributor will endeavor to act fairly. Any dispute regarding compensation shall be conclusively resolved by the Distributor.

(g)	If, within seven business days after confirmation by the Distributor of Broker-Dealer’s original purchase order for shares of a Fund, such shares are repurchased by the issuing Fund or by the Distributor for the account of such Fund or are tendered for redemption by the customer in accordance with a repurchase offer, Broker-Dealer shall promptly refund to the Distributor the full discount retained by Broker-Dealer on the original sale and any distribution and service payments made to Broker-Dealer. Broker-Dealer shall refund to the Transfer Agent immediately upon receipt the amount of any dividends or distributions paid to Broker-Dealer as nominee for Broker-Dealer’s customers with respect to redeemed or repurchased Fund’s shares to the extent that the proceeds of such redemption or repurchase may include the dividends or distributions payable on such shares. Broker-Dealer shall be notified by the Distributor of such repurchase or redemption within ten business days of such repurchase or redemption.

(h)	The provisions under this Agreement relating to a Plan, including compensation payable thereunder, shall continue in full force and effect only so long as the continuance of a Plan is approved at least annually in accordance with the 1940 Act. The Distributor will not be obligated to make payments to Broker-Dealer unless the Distributor has received an authorized payment from the applicable Fund. The provisions of this Agreement regarding Broker-Dealer compensation may be terminated in accordance with the 1940 Act, without payment of any penalty. Such provisions will also be terminated by any act that terminates this Agreement and will terminate automatically in the event of the assignment (as that term is defined in the 1940 Act) of this Agreement unless agreed to in writing by the parties hereto. After the effective date of any change in or discontinuance of any schedule of concessions, or service payments, or the termination of a Plan, such concessions or service payments will be allowable or payable to Broker-Dealer only in accordance with such change, discontinuance, or termination. Broker-Dealer agrees that Broker-Dealer will have no claim against the Distributor, the Companies, or a Fund by virtue of any such change, discontinuance, or termination. In the event of any overpayment by the Distributor of any concession, distribution payment, or service payment, Broker-Dealer will promptly remit such overpayment.

4.	Status as Financial Intermediaries.

(a)	Broker-Dealer represents and warrants that Broker-Dealer is and will remain a member in good standing of FINRA, and agrees to abide by all of its rules and regulations including its Rules of Conduct. Broker-Dealer further agrees to comply with all applicable Federal and state laws and rules and regulations of regulatory agencies having jurisdiction over Broker-Dealer. Reference is hereby specifically made to Rule 2341 of FINRA’s Conduct Rules, which is incorporated herein by reference. The termination of Broker-Dealer’s FINRA membership or any breach of Rule 2341 will immediately and automatically terminate this Agreement. Broker-Dealer further represents that Broker-Dealer is qualified to act as a Broker-Dealer in the states where Broker-Dealer transacts business. Broker-Dealer further agrees that, in making any sales to purchasers within the United States of securities acquired from the Distributor or the Companies, Broker-Dealer will comply with Rule 2040(a) of FINRA’s Conduct Rules.

(b)	Broker-Dealer represents that Broker-Dealer is qualified to sell shares in the various jurisdictions where it transacts business. Broker-Dealer represents that it and all of its personnel involved in the activities contemplated hereunder have all governmental, regulatory, and self-regulatory registrations, approvals, memberships, and licenses required to perform Broker-Dealer’s obligations under this Agreement and to receive compensation, if any, and Broker-Dealer will maintain all relevant registrations, approvals, memberships, and licenses during the term of this Agreement.

(c)	Nothing in this Agreement shall cause Broker-Dealer to be the Distributor’s partner, employee, or agent, or give Broker-Dealer any authority to act for the Distributor, the Companies, or a Fund. Neither the Distributor nor the Companies shall be liable for any of Broker-Dealer’s acts or obligations under this Agreement.

5.	Information Relating to the Fund(s).

(a)	No person is authorized to make any representations concerning a Fund’s shares except those contained in such Fund’s then-current Prospectus, and in buying shares from the Distributor or redeeming shares pursuant to any repurchase offer, Broker-Dealer shall rely solely on the representations contained in the then-current Prospectus and any applicable repurchase offer notification.. Upon Broker-Dealer’s request, the Distributor will furnish Broker-Dealer with a reasonable number of copies of a Fund’s then-current Prospectus(es) and/or SAIs (including any Supplements thereto).

(b)	Broker-Dealer may not use any sales literature or advertising material (including material disseminated through radio, television, or other electronic media) concerning a Fund’s shares, other than a Fund’s then-current Prospectus or such printed information that is given to Broker-Dealer by the Distributor, without first obtaining the Distributor’s written approval. Broker-Dealer shall not distribute or make available to the general public any printed information furnished by the Distributor which is marked “FOR INVESTMENT ADVISER USE ONLY” or “FOR INVESTMENT PROFESSIONAL USE ONLY” or which otherwise indicates that it is confidential or not intended to be distributed to the general public. Broker-Dealer further agrees that it shall not distribute or make available to any retail investor (as defined under applicable FINRA Rules) any printed information or other communication furnished to it by the Distributor which is marked “FOR INSTITUTIONAL USE ONLY.”

6.	Limitation of Liability and Indemnification. Distributor shall be obligated to act in good faith and to exercise commercially reasonable care and diligence in the performance of its duties under this Agreement. Notwithstanding anything in this Agreement to the contrary Distributor and each of its affiliates, members, shareholders, directors, officers, partners, employees, agents, successors or assigns (“Distributor Associates”) shall not be liable to Broker-Dealer for any action or inaction of any Distributor Associate except to the extent of direct Losses[1] finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence, willful misconduct or fraud of Distributor in the performance of Distributor's duties, obligations, representations, warranties or indemnities under this Agreement. Under no circumstances shall Distributor Associates be liable for Losses that are indirect, special, incidental, consequential, punitive, exemplary or enhanced or that represent lost profits, opportunity costs or diminution of value. Broker-Dealer shall indemnify, defend and hold harmless Distributor Associates from and against Losses (including legal fees and costs to enforce this provision) that Distributor Associates suffer, incur, or pay as a result of any third-party claim or claim among the parties arising out of the subject matter of or otherwise in any way related to this Agreement (“Claims”), including but not limited to all actions taken by Distributor or Distributor Associates that are necessary to provide the services under this Agreement or in reliance upon any instructions, information, or requests, whether oral, written or electronic, received from Broker-Dealer or its officers. Any expenses (including legal fees and costs) incurred by Distributor Associates in defending or responding to any Claims (or in enforcing this provision) shall be paid by Broker-Dealer on a quarterly basis prior to the final disposition of such matter upon receipt by Broker-Dealer of an undertaking by Distributor to repay such amount if it shall be determined that a Distributor Associate is not entitled to be indemnified. Notwithstanding the foregoing, nothing contained in this paragraph or elsewhere in this Agreement shall constitute a waiver by Broker-Dealer of any of its legal rights available under U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

7.	Duration. This Agreement, with respect to each Plan, will continue in effect for one year from its effective date, and thereafter will continue automatically for successive annual periods; provided, however, that such continuance is subject to termination at any time without penalty if a majority of the Companies’ Directors/Trustees who are not interested persons (as defined in the 1940 Act), or a majority of the outstanding shares of a Fund, vote to terminate or not to continue a Plan. This Agreement, other than with respect to a terminated Plan, will continue in effect from year to year after its effective date, unless terminated as provided herein.

8.	Amendment and Termination of Agreement. Either party to this Agreement may terminate the Agreement without cause by giving the other party at least 30 days’ written notice of its intention to terminate. This Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act). The Distributor may change or amend any provision of this Agreement by giving Broker-Dealer written notice of the change or amendment.

9.	Arbitration. In the event of a material dispute under this Agreement, such dispute shall be settled by arbitration before arbitrators sitting in Denver, Colorado, in accordance with FINRA’s Code of Arbitration Procedures in effect at the time of the dispute. The arbitrators shall act by majority decision, and their award may allocate attorneys’ fees and arbitration costs between the Distributor and Broker-Dealer. The arbitrators’ award shall be final and binding between the parties, and such award may be entered as a judgment in any court of competent jurisdiction.

10.	Notices. All notices required or permitted to be given under this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid mail, or by facsimile or a similar means of same day delivery (with a confirming copy by mail). All notices to the Distributor shall be given or sent to the Distributor at the Distributor offices located at 1290 Broadway, Suite 1000, Denver, Colorado 80203, Attn: General Counsel. All notices to Broker-Dealer shall be given or sent to Broker-Dealer at the address specified by Broker-Dealer herein. Each party may change the address to which notices shall be sent by giving notice to the other party in accordance with this paragraph.

1	As used in this Agreement, the term “Losses” means any and all compensatory, direct, indirect, special, incidental, consequential, punitive, exemplary, enhanced or other damages, settlement payments, attorneys’ fees, costs, damages, charges, expenses, interest, applicable taxes or other losses of any kind.

11.	Client Information

a.         Agreement to Provide Information. Broker-Dealer agrees to provide the Fund or its designee, upon written request, the TIN, the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Broker-Dealer during the period covered by the request.

(i)           Period Covered by Request. Requests must set forth a specific period, not to exceed 180 calendar days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than 180 calendar days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

(ii)          Form and Timing of Response.

(a) Broker-Dealer agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in Section 11(a). If requested by the Fund or its designee, Broker-Dealer agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 11(a) is itself a financial intermediary (“Indirect Intermediary”) and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section 11(a) for those Shareholders who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Broker-Dealer additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

(b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.

(c) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

(iii)         Limitations on Use of Information. The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Broker-Dealer.

b.        Agreement to Restrict Trading. Broker-Dealer agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund’s Shares (directly or indirectly through the Broker-Dealer’s account) that violate policies established or utilized by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

(i)           Form of Instructions. Instructions between the parties to restrict or prohibit further purchases or exchanges of Fund Shares must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(ii)          Timing of Response. Broker-Dealer agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Broker-Dealer.

(iii)         Confirmation by Broker-Dealer. Broker-Dealer must provide written confirmation to the Fund that instructions have been executed. Broker-Dealer agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

c.         Definitions. For purposes of Section 11 of this Agreement:

(i)           The term “Fund” also includes the Fund’s principal underwriter and transfer agent. The term does not include any “excepted funds” as defined in SEC Rule 22c-2(b) under the 1940 Act.

(ii)          The term “Shares” means the interest of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Broker-Dealer.

(iii)         The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by the Broker-Dealer in nominee name.

(iv)         The term “written” includes electronic writings and facsimile transmissions.

(v)          The term “Broker-Dealer” shall mean a “financial intermediary” as defined in SEC Rule 22c-2.

(vi)         The term “purchase” does not include automatic reinvestment of dividends.

(vii)        The term “promptly” as used in Section 11(a)(ii) shall mean as soon as practicable but in no event later than 5 business days from the Broker-Dealer’s receipt of the request for information from the Fund or its designee.

12.	Anti-Money Laundering Program. Broker-Dealer hereby certifies that it: (i) is required to establish an anti-money laundering program, which satisfies the requirements of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”); (ii) has developed, implemented, and will maintain such an anti-money laundering program, including a customer identification program consistent with the rules under Section 326 of the USA Patriot Act, and will comply with all applicable laws and regulations designed to guard against money laundering activities set out in such program; (iii) will cooperate with the Distributor and deliver information reasonably requested by the Distributor concerning shareholders that purchased a Fund’s shares sold by Broker-Dealer necessary for the Distributor or the applicable Company to comply with the USA Patriot Act; and (iv) will notify the Distributor, in writing, if it is found, by its Compliance Officer, independent anti-money laundering auditor, or any Federal, state, or self-regulatory agencies, to be in violation of the USA Patriot Act, any regulation implementing the USA Patriot Act, or its anti-money laundering program. Broker-Dealer acknowledges that the Distributor or the applicable Company may reject or refuse orders for the sale of shares with respect to customers for which Broker-Dealer serves as nominee if Broker-Dealer has not adopted and does not implement anti-money laundering policies and procedures as required by the USA Patriot Act.

13.	Regulation S-P. In accordance with Regulation S-P, if non-public personal information regarding customers/shareholders is disclosed to either party in connection with this Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement. Any privacy notice that Broker-Dealer delivers to customers/shareholders will comply with Title V of the Gramm-Leach-Bliley Act and Regulations S-P, as each may be amended, and will notify customers that non-public personal information may be provided to financial service providers such as security broker-dealers or investment companies and as permitted by law. This provision will survive the termination of this Agreement.

14.	Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreements between the parties, whether oral or written, relating to the sale of shares or any other subject covered by this Agreement.

15.	Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of the Agreement shall not be affected thereby. Furthermore, in the event of any inconsistency between the Agreement and the then-current Prospectus, the terms of the then-current Prospectus shall control.

16.	Waiver. Failure of the Distributor or a Company to terminate this Agreement upon the occurrence of any event set forth in this Agreement as a cause for termination shall not constitute a waiver of the right to terminate this Agreement at a later time on account of such occurrence or any succeeding breach of the same.

17.	Heading. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement.

18.	Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Colorado, without giving effect to principles of conflicts of law.

19.	Effective Date. This Agreement shall become effective as of the date when it is accepted and dated below by the Distributor.

IN WITNESS WHEREOF, the Parties’ authorized representatives have executed this Agreement and represent that they have read and understood the obligations herein and agree to be bound by the Agreement’s terms and conditions.

ACCEPTED AND AGREED:

BROKER-DEALER

Signature:
Name:
Title:
Address:

Fax Number:
Date:
Phone Number:	Email Address:

ALPS DISTRIBUTORS, INC.

By:

Name:

Title:

Effective Date:

AGREEMENT FEE SCHEDULE

In consideration of sales of the Funds listed below, under the terms and conditions of the Agreement and the then-current prospectus, the following fee/payment schedule shall apply:

Fund	Fees
Sphinx Opportunity Fund II	None

In accordance with each Fund’s then-current prospectus, all fees, if any, shall be paid based on the average daily net asset value of outstanding shares held by shareholders receiving services described in the Agreement. Such payments shall be computed and paid quarterly. The determination of average daily net assets shall be made at the close of each Business Day.

NSCC Implementation Form

Companies:

In what capacity will trades be placed:

Broker-Dealer                            Trust Company                             TPA

Firm Name

Address

Contact name, telephone number and e-mail address:
For fund distribution info on Dividend and Cap Gain, please provide an e-mail address:

Is mutual fund trade activity submitted through a CLEARING FIRM?    YES     NO

If yes, the information below must be provided by the CLEARING DEALER

Name of CLEARING DEALER___ ________________________

*IF CLEARING THROUGH PERSHING, PROVIDE THE UNIQUE BRANCH ID FOR YOUR

FIRM UNDER PERSHING_____________________________________

Special processing requirements:

Fund/SERV Agreement

AGREEMENT entered into this _____ day of _____________, 20__, by and between ALPS Distributors, Inc., with its principal place of business at 1290 Broadway, Suite 1000, Denver, Colorado 80203 (“ALPS”) and _______________ with its principal place of business in _______________ (“Trust Entity”).

As used in this Agreement, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts:

Funds shall mean Sphinx Opportunity Fund II, a closed-end management investment company that is operated as an interval fund and registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and its portfolio listed in Exhibit A (as may be amended) attached hereto (individually, the “Fund” and collectively, the “Funds”);

Client-shareholders shall mean those clients of the Trust Entity who have entered into an agreement with the Trust Entity and who maintain an interest in an account with the Funds registered in the name of the Trust Entity.

Trust Entity shall mean a Trust Company or Trust Department of a Commercial Bank, which acts in a fiduciary capacity on behalf of the Client-shareholders.

WHEREAS, the Trust Entity, possesses the authority to act on behalf of its client-shareholders of the Funds (“Client-shareholders”);

WHEREAS, the Trust Entity and the Fund’s principal underwriter are members of the National Securities Clearing Corporation (“NSCC”) or otherwise have access to the NSCC’s Fund/SERV system;

WHEREAS, Fund/SERV permits the transmission of Client-shareholder trade and registration data between the Trust Entity and the Funds;

WHEREAS, ALPS and the Trust Entity desire to participate in Fund/SERV with each other;

WHEREAS, this Agreement shall inure to the benefit of and shall be binding upon the undersigned and each such entity shall be either ALPS or Trust Entity for purposes of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, ALPS and the Trust Entity hereby agree as follows:

I. OBLIGATIONS OF ALPS

1.       Transactions Subject to Fund/SERV. On each business day that the New York Stock Exchange is open for business on which the Funds determine their per share net asset values (“Business Day”), ALPS or its designee shall accept, and effect changes in its records upon receipt of purchase, repurchases, exchanges, and registration instructions from the Trust Entity electronically through Fund/SERV (“Instructions”) without supporting documentation from the Client-shareholder in accordance with the terms and conditions set forth in this Agreement and any Exhibit or Addendum attached to the Agreement. On each Business Day, ALPS or its designee shall accept for processing any Instructions from the Trust Entity and shall process such Instructions in a timely manner.

2.       Performance of Duties. ALPS or its designee shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC. ALPS or its designee shall maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement. ALPS or its designee shall conduct each of the foregoing activities in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC rules and procedures relating to Fund/SERV; (b) the then current prospectuses, statements of additional information and repurchase offer notices (pursuant to Rule 23c-3 of the 1940 Act) of the Funds; and (c) any provision relating to Fund/SERV in any agreement between the Funds and the Underwriter that would affect ALPS’ duties and obligations pursuant to this Agreement.

3.       Accuracy of Information, Transmissions Through, and Access to Fund/SERV. Confirmed trades and any other information provided by ALPS or its designee to the Trust Entity through Fund/SERV and pursuant to this Agreement shall be accurate, complete, and in the format prescribed by the NSCC. ALPS or its designee shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and to limit the access to, and the inputting of data into, Fund/SERV to persons specifically authorized by ALPS.

4.       Notice of Prospectus and Statement of Additional Information Revisions. The Funds shall provide the Trust Entity with reasonable notice of any material revisions to the Fund’s prospectuses and statements of additional information as are necessary to enable the Trust Entity to fulfill its obligations under this Agreement.

5.       Notice of Repurchase Offers. The Funds shall provide the Trust Entity with reasonable notice of any repurchase offers as are necessary to enable the Trust Entity to fulfill its obligations under this Agreement.

II. OBLIGATIONS OF THE TRUST ENTITY

1.       Transactions Subject to Fund/SERV. Trust Entity certifies that all Instructions delivered to ALPS or its designee on any Business Day shall; (1) be in accordance with Rule 22c-1 of the 1940 Act; (2) have been received by the Trust Entity from the Client-shareholder by the close of trading (currently 4:00 p.m. New York time) on the New York Stock Exchange (the “Close of Trading”) on such Business Day and that any Instructions received by it after the Close of Trading on any given Business Day will be transmitted to ALPS or its designee on the next Business Day; and (3) the Trust Entity certifies that all such Instructions received by it from a Client-shareholder by the Close of Trading on any Business Day will be delivered to ALPS or its designee on such Business Day.

2.       Performance of Duties. The Trust Entity shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC. The Trust Entity shall maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement. The Trust Entity shall conduct each of the forgoing activities in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC rules and procedures relating to Fund/SERV, and; (b) the then current prospectuses, statements of additional information and repurchase offer notices (pursuant to Rule 23c-3 of the 1940 Act) of the Funds.

3.       Accuracy of Information, Transmissions Through, and Access to Fund/SERV. Trade, registration, and if applicable, broker/dealer information provided by the Trust Entity to ALPS or its designee through Fund/SERV and pursuant to this Agreement shall be accurate, complete and, in the format prescribed by the NSCC. All instructions by the Trust Entity regarding each Fund/SERV Account shall be true and correct and will have been duly authorized by the Client-shareholder. The Trust Entity shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and to limit the access to, and the inputting of data into, Fund/SERV to persons specifically authorized by the Trust Entity.

4.       Information Relating to Fund/SERV Transactions. For each Fund/SERV transaction, including transactions establishing a Client-shareholder account with ALPS, the Trust Entity shall provide the Funds and ALPS or its designee with all information necessary or appropriate to establish and maintain each Fund/SERV transaction (and any subsequent changes to such information) which the Trust Entity hereby certifies is and shall remain true and correct. The Trust Entity shall maintain documents required by the Funds or by applicable law, rules or regulations to effect Fund/SERV transactions.

5.       As-Of Transactions. Processing errors which result from any delay or error caused by the Trust Entity may be adjusted through Fund/SERV by the Trust Entity by the necessary transactions on an as-of basis and the cost to ALPS or its designee of such transactions shall be borne by the Trust Entity; provided however, prior authorization must be obtained from ALPS or its designee if the transaction is back dated more than five days or to a previous calendar year.

6.       Trade Confirmation. Any information provided by ALPS or its designee to the Trust Entity electronically through Fund/SERV and pursuant to this Agreement, shall satisfy the delivery obligations as outlined by SEC Rule 10b-10 and, as such, ALPS or its designee has the informed consent of the Trust Entity to suppress the delivery of this information using paper-media. The Trust Entity will promptly verify accuracy of confirmations of transactions and records received by ALPS or its designee through Fund/SERV.

7.       Shareholder Reports and Other Documents; Solicitation of Proxies. The Trust Entity shall timely deliver to each Client-shareholder all reports and other documents provided to it by the Funds as is required by applicable securities law and the Trust Entity Agreement with the Client-shareholder, provided that the Trust Entity has timely received copies of such reports and/or documents. The Trust Entity shall be responsible for mailing Fund prospectuses to Client-shareholders who request them, for mailing annual Fund prospectuses to Client-shareholders, and for mailing periodic Fund reports to Client-shareholders. Additionally, the Trust Entity shall bear the cost of such mailings. ALPS shall be responsible for all materials and production costs, and hereby agrees to provide the prospectuses and periodic Fund reports to the Trust Entity. ALPS, or its designee, and the Trust Entity shall cooperate with each other in the solicitation and voting of proxies on behalf of the Funds according to the Trust Entity’s fiduciary responsibility as written in the trust agreement or as required by state law or Federal Regulation. ALPS shall be responsible for all costs associated with the production of proxy materials. The Trust Entity shall be responsible for handling proxy solicitation mailings to Client-shareholders. Expenses associated with such services shall be billed directly to ALPS by the Trust Entity.

III. OBLIGATIONS OF ALL PARTIES

1.       Privacy. The parties agree that any Non-public Personal Information, as the term is defined in Regulation S-P (“Reg S-P”) of the Securities and Exchange Commission, that may be disclosed hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this agreement. Each party agrees that, with respect to such information, it will comply with Reg S-P and that it will not disclose any Non-Public Personal Information received in connection with this Agreement to any other party, except to the extent required to carry out the services set forth in this agreement or as otherwise permitted by law.

2.       Anti-Money Laundering Compliance. Each party to this Agreement acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, amoung other things, that financial institutions adopt compliance programs to guard against money laundering. Each party represents and warrants that it is in compliance and will continue to comply with the AML Acts and applicable rule thereunder (“AML Laws”), including FINRA Conduct Rule 3310, in all relevant policies of the Fund and ALPS, which may include annual compliance certifications and periodic due diligence reviews and/or other request deemed necessary or appropriate for the Fund or ALPS to ensure compliance with AML Laws.

IV. INDEMNIFICATION

Notwithstanding anything in this Agreement to the contrary, ALPS and each of its affiliates, members, shareholders, directors, officers, partners, employees, agents, successors or assigns (collectively, “ALPS Associates”) shall not be liable to Trust Entity for any action or inaction of any ALPS Associate except to the extent of direct losses finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence, willful misconduct or fraud of ALPS in the performance of ALPS’ duties or obligations under this Agreement. Under no circumstances shall ALPS Associates be liable to Trust Entity for any losses that are indirect, special, incidental, consequential, punitive, exemplary or enhanced or that represent lost profits, opportunity costs or diminution of value. Trust Entity shall indemnify, defend and hold harmless ALPS Associates from and against any losses (including legal fees and costs to enforce this provision) that ALPS Associates suffer, incur, or pay as a result of any third party claim or claim among the parties. Any expenses (including legal fees and costs) incurred by ALPS Associates in defending or responding to any claims (or in enforcing this provision) shall be paid by Trust Entity on a quarterly basis prior to the final disposition of such matter upon receipt by Trust Entity of an undertaking by ALPS to repay such amount if it shall be determined that an ALPS Associate is not entitled to be indemnified.

V. MISCELLANEOUS

1.       Overpayments to the Trust Entity. In the event any overpayment is made to the Trust Entity by ALPS or its designee, the Trust Entity shall promptly repay such overpayment to ALPS or its designee after the Trust Entity receives notice of such overpayment.

2.       Overpayments to ALPS. In the event any overpayment is made to ALPS or its designee by the Trust Entity, ALPS or its designee shall promptly repay such overpayment to the Trust Entity after ALPS or its designee receives notice of such overpayment.

3.       Termination. This Agreement shall continue in effect until terminated. ALPS or Trust Entity may terminate this Agreement at any time by written notice to the other thirty (30) days prior to the termination date, but such termination shall not affect the payment or repayment of fees on transactions, if any, prior to the termination date. Termination also will not affect the indemnities given under this Agreement. This Agreement may be amended at any time by mutual agreement of both parties; provided, however, ALPS may amend the Exhibit A upon written notification to Trust Entity.

4.       Conflicting Agreements. Any other understanding between ALPS and the Trust Entity relating to Fund/SERV that is inconsistent with this Agreement shall be null and void. Nothing contained in this Agreement, however, shall be construed to limit or restrict either Party’s compliance with any law, regulation or order to which the Party is subject or to prevent the Parties from supplementing this Agreement by agreeing to additional duties, obligations, representations, warranties and/or higher standards of care with respect thereto.

5.       Assignment. Neither ALPS nor the Trust Entity may assign this Agreement without the prior written consent of the other Party, and any attempted assignment without such consent shall be null and void; provided, however, a change in control of either Party shall not constitute an assignment of this Agreement.

6.       Law. This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of New York.

7.       Severability. If any provision of this Agreement is held to be invalid, the remaining provisions of the Agreement shall continue to be valid and enforceable.

8.       Notice. Any notice or amendment required or permitted hereunder shall be in writing and shall be given by personal service, mail, or facsimile to the other Party at the address set forth below (or such other address as ALPS or the Trust Entity may specify by written notice to the other). Notice shall be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise), or upon receipt of facsimile, whichever occurs first at:

Trust Entity:

Name:
Address:

ALPS
ALPS Distributors, Inc. 1290 Broadway, Suite 1000 Denver, Colorado 80203 Attn: General Counsel

9.       Waiver. The failure of a Party to insist upon strict adherence to any provision of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such Party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement.

10.     No Agency or Sale of Securities. Neither party shall be authorized to act for or represent the other or in any way be deemed an agent or partner of the other. The services contemplated by this Agreement do not constitute the sale of securities between the parties.

11.     Insurance by Trust Entity. At all times Trust Entity shall maintain insurance coverage that is reasonable and customary in light of all its responsibilities hereunder. Such coverage shall insure for losses resulting from the criminal acts or errors and omissions of Trust Entity’s employees.

12.     Insurance by Fund. At all times the Fund shall maintain insurance coverage that is reasonable and customary in light of all its responsibilities hereunder. Such coverage shall insure for losses resulting from the criminal acts or errors and omissions of the Fund’s employees.

13.     Client Information

a.        Agreement to Provide Information. Trust Entity agrees to provide the Fund, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, repurchases, transfer, or exchange) of every purchase, repurchases, transfer, or exchange of Shares held through an account maintained by the Trust Entity during the period covered by the request.

(i)        Period Covered by Request. Requests must set forth a specific period, not to exceed 90 calendar days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than 90 calendar days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

(ii)       Form and Timing of Response.

(a) Trust Entity agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in Section 13(a). If requested by the Fund or its designee, Trust Entity agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 13(a) is itself a financial intermediary (“Indirect Intermediary”) and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section 13(a) for those Shareholders who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Trust Entity additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

(b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.

(c) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

(iii)      Limitations on Use of Information. The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Trust Entity.

b.        Agreement to Restrict Trading. Trust Entity agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund’s Shares (directly or indirectly through the Trust Entity’s account) that violate policies established or utilized by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

(i)         Form of Instructions. Instructions between the parties to restrict or prohibit further purchases or exchanges of Fund Shares must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(ii)        Timing of Response. Trust Entity agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Trust Entity.

(iii)       Confirmation by Trust Entity. Trust Entity must provide written confirmation to the Fund that instructions have been executed. Trust Entity agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

c.        Definitions. For purposes of this Agreement:

(i)        Pursuant to Section 13, and only Section 13 herein, the term “Fund” also includes the Fund’s principal underwriter and transfer agent. The term does not include any “excepted funds” as defined in SEC Rule 22c-2(b) under the 1940 Act.

(ii)        The term “Shares” means the interest of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Trust Entity.

(iii)       The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by the Trust Entity in nominee name.

(iv)       The term “written” includes electronic writings and facsimile transmissions.

(v)        The term “Trust Entity” shall mean a “financial intermediary” as defined in SEC Rule 22c-2.

(vi)       The term “purchase” does not include automatic reinvestment of dividends.

(vii)      The term “promptly” as used in Section 13(a)(ii) shall mean as soon as practicable but in no even later than 5 business days from the Trust  Entity’s receipt of the request for information from the Fund or its designee.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the day and year first written above.

ALPS DISTRIBUTORS, INC.

By:

Title:

TRUST ENTITY:

By:

Title:

EXHIBIT A

Name of Portfolio
Sphinx Opportunity Fund II

BILATERAL NETWORKING ADDENDUM

The parties named below have executed and filed with the National Securities Clearing Corporation their Standard Networking Agreement. Each party agrees to participate in Networking with the other under the terms of the NSCC Standard Networking Agreement except as otherwise specified in a written document signed by all parties to this Agreement.

Trust Entity:

By:

Date:

ALPS DISTRIBUTORS, INC.

By:

Trust NETWORKING Agreement

AGREEMENT entered into this _____ day of _____________, 20__, by and between ALPS Distributors, Inc., with its principal place of business at 1290 Broadway, Suite 1000, Denver, Colorado 80203 (“ALPS” or “Fund Agent”) and __________________________ with its principal place of business in _________________________________________ (“Trust Entity”).

As used in this Agreement, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts:

Funds shall mean, as applicable (i) the Fund Agent, or (ii) Sphinx Opportunity Fund II, a closed-end management investment company that operates as an interval fund and for which the Fund Agent serves as principal underwriter and distributor for the funds listed on Exhibit A.

Client-shareholders shall mean those clients of the Trust Entity who maintain an interest in an account with the Funds registered in the name of the Trust Entity and who receive administrative services from the Trust Entity.

Trust Entity shall mean (i) a Trust Company, (ii) a Trust Department of a Commercial Bank, or (iii) an entity performing services for a trust who acts in a fiduciary capacity on behalf of the Client-shareholders.

Fund Agent is the principal underwriter and distributor for the Funds.

WHEREAS, the Trust Entity possesses the authority to act on behalf of its client-shareholders of the Funds (“Client-shareholders”);

WHEREAS, the Trust Entity and either the Funds or the Funds’ principal underwriter or other agent (“Underwriter”) are members of the National Securities Clearing Corporation (“NSCC”) or otherwise have access to the NSCC’s NETWORKING system (“NETWORKING”) through a registered clearing agency;

WHEREAS, NETWORKING permits the transmission of Client-shareholder data between the Trust Entity and the Fund Agent pursuant to Trust Level processing established by the NSCC;

WHEREAS, the Fund Agent and the Trust Entity desire to participate in NETWORKING with each other pursuant to Trust Level processing; and

WHEREAS, this Agreement shall inure to the benefit of and shall be binding upon the undersigned and each such entity shall be either a Fund Agent or Trust Entity for purposes of this Agreement (the Fund Agent and the Trust Entity shall be collectively referred to herein as the “Parties” and individually as a “Party”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Fund Agent and the Trust Entity hereby agree as follows:

 1

I. OBLIGATIONS OF THE FUND AGENT

1.             Transactions Subject to NETWORKING. For each Client-shareholder account opened or maintained pursuant to NETWORKING (“NETWORKING Accounts”), the Fund Agent shall accept, and effect changes in its records upon receipt, instructions, communications and actions from the Trust Entity electronically through NETWORKING without supporting documentation from the Client-shareholder. The Fund Agent shall be responsible for processing any such instructions, communications or actions from the Trust Entity and for executing the Trust Entity’s instructions in a timely manner according to the NSCC rules and procedures for Trust Level Processing (“Trust Level Processing”).

2.             Performance of Duties. The Fund Agent shall perform any and all duties, functions, procedures and responsibilities assigned to it pursuant to Trust Level Processing and as otherwise established by the NSCC. The Fund Agent shall maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement. The Fund Agent shall conduct each of the foregoing activities in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC rules and procedures relating to NETWORKING; (b) the then-current prospectuses and statements of additional information and repurchase offer notices (pursuant to Rule 23c-3 of the Investment Company Act of 1940, as amended (the “1940 Act”) of the Funds; and (c) any provision relating to NETWORKING in any agreement between the Trust Entity and the Underwriter that would affect the Fund Agent’s duties and obligations pursuant to the Agreement.

3.             Accuracy of Information, Transmissions Through, and Access to NETWORKING. Any information provided by the Fund Agent to the Trust Entity through NETWORKING and pursuant to this Agreement shall be accurate, complete, and in the format prescribed by the NSCC. The Fund Agent shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through NETWORKING and to limit the access to, and the inputting of data into, NETWORKING to persons specifically authorized by the Fund Agent.

4.             Tax Statements. The Fund Agent shall provide to the Trust Entity in a timely manner the information regarding the Funds to be included in Client-shareholder tax statements for the period during which NETWORKING Account was maintained under Trust Level Processing at any time during a taxable year.

5.             Notice of Prospectus and Statement of Additional Information Revisions. The Fund Agent shall provide the Trust Entity with reasonable notice of any material revisions to the Funds’ prospectuses and statements of additional information as are necessary to enable the Trust Entity to fulfill its obligations under this Agreement.

6.             Notice of Repurchase Offers. The Funds shall provide the Trust Entity with reasonable notice of any repurchase offers as are necessary to enable the Trust Entity to fulfill its obligations under this Agreement.

 2

II. OBLIGATIONS OF THE TRUST ENTITY

1.             Performance of Duties. The Trust Entity shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC. The Trust Entity shall maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement. The Trust Entity shall (i) maintain records for each Client-shareholder reflecting instructions and outstanding balances of Fund shares beneficially owned by the Client-shareholder; (ii) prepare and transmit to Client-shareholders periodic consolidated account statements; and (iii) respond to Client-shareholder inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates. The Trust Entity shall conduct each of the forgoing activities in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC rules and procedures relating to NETWORKING -- Trust Level Processing, and (b) the then current prospectuses and statements of additional information of the Funds.

2.             Accuracy of Information, Transmissions Through, and Access to NETWORKING. Any information provided by the Trust Entity to the Fund Agent through NETWORKING and pursuant to this Agreement shall be accurate, complete and, in the format prescribed by the NSCC. All instructions, communications and actions by the Trust Entity regarding each NETWORKING Account shall be true and correct and will have been duly authorized by the Client-shareholder. The Trust Entity shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through NETWORKING and to limit the access to, and the inputting of data into, NETWORKING to persons specifically authorized by the Trust Entity.

3.             Information Relating to NETWORKING Accounts. For each NETWORKING Account, the Trust Entity shall provide the Funds and the Fund Agent with all information necessary or appropriate to establish and maintain each NETWORKING Account (and any subsequent changes to such information) which the Trust Entity hereby certifies, to the best of the knowledge of the Trust Entity is and shall remain true and correct. The Trust Entity shall comply in all respects with any and all applicable obligations relating to withholding pursuant to the Internal Revenue Code of 1986, as amended (“Code”) and shall promptly advise the Funds or the Fund Agent of any matter that may affect the responsibilities of the Funds or the Fund Agent to Client-shareholders pursuant to the Code. The Trust Entity shall maintain documents required by the Funds or by applicable law, rules and regulations to verify the relevant information regarding each NETWORKING Account.

4.             Shareholder Instructions Regarding NETWORKING Accounts. Unless otherwise prohibited by law, upon receipt of appropriate instructions from a Client-Shareholder, the Trust Entity shall promptly execute the Client-shareholder’s instructions to terminate the maintenance of the Client-shareholder’s account through Trust Level NETWORKING.

5.             Shareholder Reports, Prospectuses, and Other Documents; Solicitation of Proxies. The Trust Entity shall timely deliver to each Client-shareholder all reports, prospectuses, repurchase offer notices (pursuant to Rule 23c-3 of the 1940 Act) and other documents provided to it by the Funds or the Fund Agent as is required by applicable law and the Trust Entity Agreement with the Client-shareholder, provided that the Trust Entity has timely received sufficient copies of such reports and/or documents. The Trust Entity will cover the cost of delivering these materials to the Client-Shareholders. The Fund Agent and the Trust Entity shall cooperate with each other in the solicitation and voting of proxies on behalf of the Funds according to the Trust Entity’s fiduciary responsibility as written in the trust agreement or as required by state law or federal regulation.

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6.             Statement Generation. Any information provided by the Fund Agent to the Trust Entity electronically through NETWORKING and pursuant to this Agreement, shall satisfy the delivery obligations as outlined by SEC Rule 10b-10 and, as such, the Fund Agent has the informed consent of the Trust Entity to suppress the delivery of this information using paper-media. In the event the Client-Shareholder has requested an interested party statement, paper-media may be required for the interested party.

7.             Tax Statements. All information that is received by the Trust Entity from the Funds or the Fund Agent for inclusion in Client-shareholder tax statements relating to the period during which a NETWORKING Account was maintained under Trust Level processing in a taxable year shall be reported to the Client-shareholder accurately, completely and in a timely manner according to the Trust Entity’s fiduciary responsibility as written in the trust agreement or as required by state law or federal regulation.

8.             Cash Dividends. For each NETWORKING Account maintained under Trust Level Processing in which cash dividends are received by the Trust Entity from the Funds or the Fund Agent for payment to Client-shareholders, the Trust Entity shall be solely responsible for ensuring that all cash dividends received by the Trust Entity are paid to Client-shareholders in a timely manner.

III. OBLIGATION OF ALL PARTIES.

1.             Privacy. The parties agree that any Non-public Personal Information, as the term is defined in Regulation S-P (“Reg S-P”) of the Securities and Exchange Commission, that may be disclosed hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Reg S-P and that it will not disclosed any Non-Public Personal Information received in connection with this agreement to any other part, except to the extent required to carry out the services set forth in this Agreement or as otherwise permitted by law. This provision shall survive the termination of the Agreement.

2.             Anti-Money Laundering Compliance. Each party to this Agreement acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each party represents and warrants that it is in compliance and will continue to comply with the AML Acts and applicable rule thereunder (“AML Laws”), including Financial Industry Regulatory Authority (“FINRA”) Conduct Rule 3310, in all relevant policies of the Fund Company and Fund Agents, which may include annual compliance certifications and periodic due diligence reviews and/or other request deemed necessary or appropriate by us to ensure compliance with AML Laws.

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IV. INDEMNIFICATION

Notwithstanding anything in this Agreement to the contrary, Fund Agent and each of its affiliates, members, shareholders, directors, officers, partners, employees, agents, successors or assigns (collectively, “Fund Agent Associates”) shall not be liable to Trust Entity for any action or inaction of any Fund Agent Associate except to the extent of direct losses finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence, willful misconduct or fraud of Fund Agent in the performance of Fund Agent’s duties or obligations under this Agreement. Under no circumstances shall Fund Agent Associates be liable to Trust Entity for any losses that are indirect, special, incidental, consequential, punitive, exemplary or enhanced or that represent lost profits, opportunity costs or diminution of value. Trust Entity shall indemnify, defend and hold harmless Fund Agent Associates from and against any losses (including legal fees and costs to enforce this provision) that Fund Agent Associates suffer, incur, or pay as a result of any third party claim or claim among the parties. Any expenses (including legal fees and costs) incurred by Fund Agent Associates in defending or responding to any claims (or in enforcing this provision) shall be paid by Trust Entity on a quarterly basis prior to the final disposition of such matter upon receipt by Trust Entity of an undertaking by Fund Agent to repay such amount if it shall be determined that an Fund Agent Associate is not entitled to be indemnified.

V. MISCELLANEOUS

1.             Effective Date of Agreement. This Agreement shall become effective on the date first above written.

2.             NSCC Provisions. NSCC rules and procedures relating to NETWORKING shall govern any matter in which any provision contained in this Agreement conflicts with any such NSCC rule or procedure; provided however, this Paragraph 2 shall not prohibit modifications to the NSCC’s Trust Level Processing that are agreed to by the Parties.

3.             Conversion to NETWORKING. If the Trust Entity, as part of its conversion to NETWORKING, requires that outstanding certificates be deposited with any of the Funds or that street name house accounts be divided into individual accounts, the Trust Entity shall submit to the Fund Agent a “Conversion Plan” and shall obtain prior written consent from the Fund Agent for the Conversion Plan. The Conversion Plan shall detail volumes for certificates or individual accounts, procedures for processing, documentary requirements, procedures and reasonable time frames for resolving discrepancies, and such other matters, including the classes of Client-shareholder accounts eligible for NETWORKING, and ongoing procedures for the entry and removal of individual accounts to and from NETWORKING. The Fund Agent will assist the Trust Entity in formulating the Conversion Plan.

4.             Reconciling to Fund Records. The official records of each NETWORKING Account shall be as determined by the Fund Agent. The Trust Entity and the Fund Agent shall reconcile any differences between the Trust Entity’s records and the Fund Agent’s records. The Trust Entity and the Fund Agent shall each designate liaison personnel to communicate, control and execute any required corrections or reconciliations with respect to any NETWORKING Account. In the event of any discrepancy between the records of the Trust Entity and the Fund Agent regarding a NETWORKING Account, the records of the Fund Agent shall control pending resolution of the discrepancy.

5.             Fund Shares Held on Behalf of Trust Entity Clients. All Fund Shares held by the Trust Entity on behalf of a Client-shareholder of the Trust Entity shall be carried in a custody account for the exclusive benefit of Client-shareholders of the Trust Entity and shall not be subject to any right, charge, security interest, lien or other claim against the Trust Entity in favor of the Funds or the Fund Agent.

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6.             Overpayments to the Trust Entity. In the event any overpayment is made to the Trust Entity by the Fund Agent, the Trust Entity shall promptly repay such overpayment to the Fund Agent, but in no event more than fifteen (15) days after the Trust Entity becomes aware of such overpayment or receives notice of such overpayment. If any overpayment is not timely repaid to the Fund Agent, the Trust Entity authorizes the Fund Agent, the Funds, or any of their affiliates, to offset any such overpayment against any funds otherwise payable to the Trust Entity for the Trust Entity’s own account by the Fund Agent, the Funds or their affiliates, including, without limitation, service fees; provided, however, that an overpayment to the Trust Entity shall not be subject to such offset if the overpayment was the result of an error or other negligent act or omission on the part of the Funds or the Fund Agent; and provided further, that the Trust Entity shall not be required to repay, out of its own funds, an overpayment forwarded to a Client-shareholder that is a client of the Trust Entity, and the Trust Entity shall instead provide the Fund Agent with the name and address of such client, if (a) the overpayment to the Trust Entity is not the result of an error or other negligent act or omission on the part of the Trust Entity, and (b) such client is no longer a Shareholder of any Fund.

7.             Termination. This Agreement shall continue in effect until terminated. The Fund Agent or Trust Entity may terminate this Agreement at any time by written notice to the other 30 days prior to the termination date, but such termination shall not affect the payment or repayment of fees on transactions, if any, prior to the termination date. Termination also will not affect the indemnities given under this Agreement. This Agreement may be amended at any time by mutual written agreement of both parties; provided, however, Fund Agent may amend the Exhibit A upon written notification to the Trust Entity.

8.             Conflicting Agreements. Except with respect to the provisions of this Agreement contained in Paragraphs 3 and 11, of this Section IV, any provision of any agreement or other understanding between the Fund Agent and the Trust Entity relating to NETWORKING that is inconsistent with this Agreement shall be null and void. Nothing contained in this Agreement, however, shall be construed to limit or restrict either Party’s compliance with any law, regulation or order to which the Party is subject or to prevent the Parties from supplementing this Agreement by agreeing to additional duties, obligations, representations, warranties and/or higher standards of care with respect thereto.

9.             Assignment. Neither the Fund Agent nor the Trust Entity may assign this Agreement without the prior written consent of the other Party, and any attempted assignment without such consent shall be null and void; provided, however, a change in control of either Party shall not constitute an assignment of this Agreement.

10.           Headings; Entire Agreement. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement, including any document explicitly incorporated herein by reference and any written supplemental agreement between the Fund Agent and the Trust Entity, shall contain the full understanding of the Parties with respect to the subject matter hereof and shall supersede any other previous agreement or understanding of the Parties relating thereto. No waiver, alteration or modification of any of the provisions hereof shall be binding unless in writing and signed by duly authorized representatives of the Fund Agent and the Trust Entity. Neither the course of conduct between the Parties nor trade usage shall act to modify or alter the provisions of this Agreement.

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11.           Law. This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of New York.

12.           Severability. If any provision of this Agreement is held to be invalid, the remaining provisions of the Agreement shall continue to be valid and enforceable.

13.           Notice. Any notice or amendment required or permitted hereunder shall be in writing and shall be given by personal service, mail, or facsimile to the other Party at the address set forth below (or such other address as a Fund Party or the Trust Entity may specify by written notice to the other). Notice shall be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise), or upon receipt of facsimile, whichever occurs first at:

Trust Entity:

Attn: General Counsel

Fund Agent:	ALPS Distributors, Inc.
1290 Broadway, Suite 1000
Denver, Colorado 80203
Attn: General Counsel

14.           Waiver. The failure of a Party to insist upon strict adherence to any provision of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such Party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement. Any waiver must be in writing signed by the waiving Party.

15.           Client Information

a.	Agreement to Provide Information. Trust Entity agrees to provide the Fund, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, repurchases, transfer, or exchange) of every purchase, repurchase, transfer, or exchange of Shares held through an account maintained by the Trust Entity during the period covered by the request.

(i)	Period Covered by Request. Requests must set forth a specific period, not to exceed 90 calendar days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than 90 calendar days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

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(ii)	Form and Timing of Response.

(a)	Trust Entity agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in Section 15(a). If requested by the Fund or its designee, Trust Entity agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 15(a) is itself a financial intermediary (“Indirect Intermediary”) and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section 15(a) for those Shareholders who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Trust Entity additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

(b)	Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.

(c)	To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

(iii)	Limitations on Use of Information. The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Trust Entity.

b.	Agreement to Restrict Trading. Trust Entity agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund’s Shares (directly or indirectly through the Trust Entity’s account) that violate policies established or utilized by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

(i)	Form of Instructions. Instructions between the parties to restrict or prohibit further purchases or exchanges of Fund Shares must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(ii)	Timing of Response. Trust Entity agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Trust Entity.

(iii)	Confirmation by Trust Entity. Trust Entity must provide written confirmation to the Fund that instructions have been executed. Trust Entity agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

c.	Definitions. For purposes of this Agreement:

(i)	Pursuant to Section 15, and only Section 15 herein, the term “Fund” also includes the Fund’s principal underwriter and transfer agent. The term does not include any “excepted funds” as defined in SEC Rule 22c-2(b) under the 1940 Act.

(ii)	The term “Shares” means the interest of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Trust Entity.

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(iii)	The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by the Trust Entity in nominee name.

(iv)	The term “written” includes electronic writings and facsimile transmissions.

(v)	The term “Trust Entity” shall mean a “financial intermediary” as defined in SEC Rule 22c-2.

(vi)	The term “purchase” does not include automatic reinvestment of dividends.

(vii)	The term “promptly” as used in Section 15(a)(ii) shall mean as soon as practicable but in no even later than 5 business days from the Trust Entity’s receipt of the request for information from the Fund or its designee.

[Remainder of page left intentionally blank.]

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.

ALPS DISTRIBUTORS, INC.

By:
Title:

[Trust Entity]

By:
Title:

NSCC Dealer #	Fax Number:

NSCC Dealer Alpha Code	Date:

NSCC Clearing	Mutual Fund Coordinator/ Primary Contact:

Phone Number:

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EXHIBIT A

Name of Portfolio
Sphinx Opportunity Fund II

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